Ohr Pharmaceutical, Inc. 8-K

Exhibit 99.1

Ohr Pharmaceutical Reports Fiscal Second Quarter 2018 Financial Results

NEW YORK, May 15, 2018 -- Ohr Pharmaceutical, Inc. (Nasdaq:OHRP), a pharmaceutical company developing therapies for ophthalmic diseases, today reported financial results for its fiscal second quarter ended March 31, 2018.

“During the fiscal second quarter we embarked on a process to evaluate a range of strategic alternatives to maximize shareholder value,” said Dr. Jason Slakter, chief executive officer of Ohr Pharmaceutical. “We engaged Roth Capital to act as our exclusive financial advisor and are encouraged by the progress we have made to date.”

Financial Results for the Second Quarter ended March 31, 2018

•	For the quarter ended March 31, 2018, the Company reported a net loss of approximately $2.2 million, or ($0.04) per share, compared to a net loss of approximately $7.7 million, or ($0.21) per share in the same period of 2017.
•	For the quarter ended March 31, 2018, total operating expenses were approximately $2.2 million, consisting of $0.6 million in general and administrative expenses, $1.8 million of research and development expenses, $0.3 million in depreciation and amortization, $0.7 million in impairment of goodwill, and $1.2 million in gain on settlement of accounts payable and long term liabilities. This compares to total operating expenses of $7.7 million in the same period of 2017, consisting of $1.4 million in general and administrative expenses, $6.0 million of research and development expenses, and $0.3 million in depreciation and amortization.
•	At March 31, 2018, the Company had cash and cash equivalents of approximately $5.2 million, compared to cash and equivalents of approximately $12.8 million at September 30, 2017.

Financial Results for the Six Months Ended March 31, 2018

•	For the six months ended March 31, 2018, the Company reported a net loss of approximately $6.3 million, or ($0.11) per share, compared to a net loss of approximately $14.7 million, or ($0.43) per share in the same period of 2017.
•	For the six months ended March 31, 2018, total operating expenses were approximately $6.4 million, consisting of $2.1 million in general and administrative expenses, $4.2 million of research and development expenses, $0.6 million in depreciation and amortization, $0.7 million in impairment of goodwill, and $1.2 million in gain on settlement of accounts payable and long term liabilities. This compares to total operating expenses of $14.7 million in the same period of 2017, comprised of approximately $3.2 million in general and administrative expenses, $10.9 million in research and development expenses, and $0.6 million in depreciation and amortization.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and we undertake no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including our ability to satisfactorily identify, execute and conclude any strategic alternatives to maximize shareholder value, the financial resources available to us and risk that we may not be able to obtain sufficient funding as needed, the ability to negotiate and conclude a strategic partnership, the future success of any scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for any future products, legislative, regulatory and competitive developments, uncertainty related to our ability to continue as a going concern, the impact of significant reductions in our operations on our ability to develop our product candidates, our ability to maintain compliance with the Nasdaq Capital Market continued listing standards and policies and to maintain the listing and trading of our common stock on a national securities exchange, and general economic conditions. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition.

Contact:

Ohr Pharmaceutical Inc.

Investor Relations

212-682-8452

ir@ohrpharmaceutical.com